                                                                  EXHIBIT 99.1ff

                     AMERICAN CENTURY MUTUAL FUNDS, INC.
                             ARTICLES SUPPLEMENTARY

     AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation whose principal
Maryland office is located in Baltimore,  Maryland (the  "Corporation"),  hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:  The  Corporation  is  registered  as an open-end  company under the
Investment Company Act of 1940.

     SECOND: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors of the  Corporation has (i) established two new series of shares titled Small Cap Growth Fund and Mid Cap Growth Fund;  (ii)
eliminated Veedot Large-Cap Fund; (iii) eliminated  Advisor Class of Veedot Fund
(iv)  eliminated  Service  Class of shares;  (v)  eliminated C Class II Class of shares;  and (vi) increased in some cases and decreased in some cases the number of shares of capital stock of certain series that the  Corporation has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation
Law (the "Reallocation").

     THIRD:  Immediately  prior  to the  Reallocation  the  Corporation  had the authority to issue Eleven Billion One Hundred Million (11,100,000,000) shares of capital stock. Following the Reallocation,  the Corporation has the authority to issue  Eleven  Billion One Hundred  Million  (11,100,000,000)  shares of capital stock.

     FOURTH:  The par value of shares of the Corporation's  capital stock before the Reallocation was, and after the Reallocation is, One Cent ($0.01) per share.

     FIFTH:  Immediately prior to the  Reallocation,  the aggregate par value of all shares of stock that the Corporation was authorized to issue was One Hundred
Eleven Million Dollars ($111,000,000).  After giving effect to the Reallocation, the  aggregate  par  value of all  shares  of  stock  that  the  Corporation  is authorized to issue is One Hundred Eleven Million Dollars ($111,000,000).

     SIXTH:  Immediately prior to the  Reallocation,  the fifteen (15) Series of stock of the  Corporation  and the number of shares and  aggregate  par value of each was as follows:

SERIES                            NO. OF SHARES         AGGREGATE PAR VALUE
------                            -------------         -------------------

Growth Fund                       1,310,000,000                 $13,100,000
Select Fund                         675,000,000                   6,750,000
Ultra Fund                        4,150,000,000                  41,500,000
Vista Fund                        1,250,000,000                  12,500,000
Heritage Fund                       640,000,000                   6,400,000
Giftrust Fund                       200,000,000                   2,000,000
Balanced Fund                       265,000,000                   2,650,000
New Opportunities Fund              300,000,000                   3,000,000
Capital Value Fund                  265,000,000                   2,650,000
Veedot Fund                         300,000,000                   3,000,000
Veedot Large-Cap Fund                         0                           0
New Opportunities II Fund           375,000,000                   3,750,000
Capital Growth Fund                 610,000,000                   6,100,000
Fundamental Equity Fund             460,000,000                  4,6500,000
Focused Growth Fund                 300,000,000                   3,000,000

The par  value of each  share of stock in each  Series is One Cent  ($0.01)  per share.

     SEVENTH:  Immediately prior to the  Reallocation,  the number of shares and aggregate par value of each allocated among the Classes of shares is as follows:

                                                                     AGGREGATE
SERIES NAME                CLASS NAME          NO. OF SHARES         PAR VALUE
-----------                ----------          -------------         ---------

Growth Fund                Investor              800,000,000        $8,000,000
                           Institutional         150,000,000         1,500,000
                           Service                         0                 0
                           Advisor               210,000,000         2,100,000
                           R                      50,000,000           500,000
                           C                     100,000,000         1,000,000

Select Fund                Investor              400,000,000         4,000,000
                           Institutional          40,000,000           400,000
                           Service                         0                 0
                           Advisor               100,000,000         1,000,000
                           A                      25,000,000           250,000
                           B                      25,000,000           250,000
                           C                      25,000,000           250,000
                           C II                            0                 0
                           R                      60,000,000           600,000

Ultra Fund                 Investor            3,500,000,000        35,000,000
                           Institutional         200,000,000         2,000,000
                           Service                         0                 0
                           Advisor               300,000,000         3,000,000
                           R                      50,000,000           500,000
                           C                     100,000,000         1,000,000

Vista Fund                 Investor              800,000,000         8,000,000
                           Institutional          80,000,000           800,000
                           Service                         0                 0
                           Advisor               210,000,000         2,100,000
                           C                     100,000,000         1,000,000
                           R                      60,000,000           600,000

Heritage Fund              Investor              400,000,000         4,000,000
                           Institutional          40,000,000           400,000
                           Service                         0                 0
                           Advisor               100,000,000         1,000,000
                           C                     100,000,000         1,000,000

Giftrust Fund              Investor              200,000,000         2,000,000

                                                                     AGGREGATE
SERIES NAME                CLASS NAME          NO. OF SHARES         PAR VALUE
-----------                ----------          -------------         ---------

Balanced Fund              Investor              200,000,000         2,000,000
                           Institutional          15,000,000           150,000
                           Service                       0                   0
                           Advisor              50,000,000             500,000

New Opportunities Fund     Investor            300,000,000           3,000,000

Capital Value Fund         Investor            200,000,000           2,000,000
                           Institutional        15,000,000             150,000
                           Advisor              50,000,000             500,000

Veedot Fund                Investor            200,000,000           2,000,000
                           Institutional        50,000,000             500,000
                           Advisor              50,000,000             500,000

Veedot Large-Cap Fund      Investor                      0                   0
                           Institutional                 0                   0
                           Advisor                       0                   0

New Opportunities II Fund  Investor            250,000,000           2,500,000
                           Institutional        50,000,000             500,000
                           A                    25,000,000             250,000
                           B                    25,000,000             250,000
                           C                    25,000,000             250,000
                           C II                          0                   0

Capital Growth Fund        Investor            200,000,000           2,000,000
                           Institutional        50,000,000             500,000
                           R                    60,000,000             600,000
                           A                   100,000,000           1,000,000
                           B                   100,000,000           1,000,000
                           C                   100,000,000           1,000,000

Fundamental Equity Fund    Investor            200,000,000           2,000,000
                           Institutional        50,000,000             500,000
                           R                    60,000,000             600,000
                           A                    50,000,000             500,000
                           B                    50,000,000             500,000
                           C                    50,000,000             500,000

Focused Growth Fund        Investor            300,000,000           3,000,000

     EIGHTH: Pursuant to authority expressly vested in the Board of Directors by
Article  FIFTH and  Article  SEVENTH of the  Articles  of  Incorporation  of the
Corporation,  the Board of Directors of the  Corporation  has  allocated  Eleven
Billion  (11,000,000,000)  shares of the  Eleven  Billion  One  Hundred

Million  (11,100,000,000)  shares of authorized capital stock of the Corporation among the sixteen (16) Series of stock of the Corporation as follows:

SERIES                           NO. OF SHARES            AGGREGATE PAR VALUE
------                           -------------            -------------------
Growth Fund                      1,310,000,000                    $13,100,000
Select Fund                        515,000,000                      5,150,000
Ultra Fund                       3,950,000,000                     39,500,000
Vista Fund                       1,200,000,000                     12,000,000
Heritage Fund                      640,000,000                      6,400,000
Giftrust Fund                      200,000,000                      2,000,000
Balanced Fund                      265,000,000                      2,650,000
New Opportunities Fund             300,000,000                      3,000,000
Capital Value Fund                 265,000,000                      2,650,000
Veedot Fund                        300,000,000                      3,000,000
Capital Growth Fund                610,000,000                      6,100,000
New Opportunities II Fund          375,000,000                      3,750,000
Fundamental Equity Fund            460,000,000                     4,6500,000
Focused Growth Fund                300,000,000                      3,000,000
Small Cap Growth Fund              155,000,000                      1,550,000
Mid Cap Growth Fund                155,000,000                      1,550,000

         NINTH: Pursuant to authority expressly vested in the Board of Directors by Article FIFTH and Article SEVENTH of the Articles of Incorporation, the Board
of Directors of the Corporation (a) has duly established classes of shares (each hereinafter referred to as a "Class") for the Series of the capital stock of the
Corporation and (b) has allocated the shares designated to the Series in Article
EIGHTH above among the Classes of shares. As a result of the action taken by the
Board of Directors, the Classes of shares of the sixteen (16) Series of stock of the Corporation and the number of shares and aggregate par value of each is as follows:

                                                                     AGGREGATE
SERIES NAME                CLASS NAME           NO. OF SHARES        PAR VALUE
-----------                ----------           -------------        ---------

Growth Fund                Investor               800,000,000       $8,000,000
                           Institutional          150,000,000        1,500,000
                           Advisor                210,000,000        2,100,000
                           R                       50,000,000          500,000
                           C                      100,000,000        1,000,000

Select Fund                Investor               300,000,000        3,000,000
                           Institutional           40,000,000          400,000
                           Advisor                 50,000,000          500,000
                           A                       25,000,000          250,000
                           B                       25,000,000          250,000
                           C                       25,000,000          250,000
                           R                       50,000,000          500,000

                                                                     AGGREGATE
SERIES NAME                CLASS NAME           NO. OF SHARES        PAR VALUE
-----------                ----------           -------------        ---------

Ultra Fund                 Investor             3,500,000,000       35,000,000
                           Institutional          200,000,000        2,000,000
                           Advisor                100,000,000        1,000,000
                           R                       50,000,000          500,000
                           C                      100,000,000        1,000,000

Vista Fund                 Investor               800,000,000        8,000,000
                           Institutional           80,000,000          800,000
                           Advisor                210,000,000        2,100,000
                           C                      100,000,000        1,000,000
                           R                       10,000,000          100,000

Heritage Fund              Investor               400,000,000        4,000,000
                           Institutional           40,000,000          400,000
                           Advisor                100,000,000        1,000,000
                           C                      100,000,000        1,000,000

Giftrust Fund              Investor               200,000,000        2,000,000

Balanced Fund              Investor               200,000,000        2,000,000
                           Institutional           15,000,000          150,000
                           Advisor                 50,000,000          500,000

New Opportunities Fund     Investor               300,000,000        3,000,000

Capital Value Fund         Investor               200,000,000        2,000,000
                           Institutional           15,000,000          150,000
                           Advisor                 50,000,000          500,000

Veedot Fund                Investor               200,000,000        2,000,000
                           Institutional           50,000,000          500,000
                           Advisor                 50,000,000          500,000

New Opportunities II Fund  Investor               250,000,000        2,500,000
                           Institutional           50,000,000          500,000
                           A                       25,000,000          250,000
                           B                       25,000,000          250,000
                           C                       25,000,000          250,000

Capital Growth Fund        Investor               200,000,000        2,000,000
                           Institutional           50,000,000          500,000
                           R                       60,000,000          600,000
                           A                      100,000,000        1,000,000
                           B                      100,000,000        1,000,000
                           C                      100,000,000        1,000,000

                                                                     AGGREGATE
SERIES NAME                CLASS NAME         NO. OF SHARES          PAR VALUE
-----------                ----------         -------------          ---------

Fundamental Equity Fund    Investor             200,000,000          2,000,000
                           Institutional         50,000,000            500,000
                           R                     60,000,000            600,000
                           A                     50,000,000            500,000
                           B                     50,000,000            500,000
                           C                     50,000,000            500,000

Focused Growth Fund        Investor             300,000,000          3,000,000

Small Cap Growth Fund      Investor              55,000,000            550,000
                           Institutional         50,000,000            500,000
                           A                     20,000,000            200,000
                           B                     10,000,000            100,000
                           C                     10,000,000            100,000
                           R                     10,000,000            100,000

Mid Cap Growth Fund        Investor              55,000,000            550,000
                           Institutional         50,000,000            500,000
                           A                     20,000,000            200,000
                           B                     10,000,000            100,000
                           C                     10,000,000            100,000
                           R                     10,000,000            100,000

     TENTH:  Except as  otherwise  provided by the express  provisions  of these
Articles  Supplementary,  nothing herein shall limit, by inference or otherwise, the  discretionary  right of the Board of  Directors to  serialize,  classify or reclassify and issue any unissued  shares of any Series or Class or any unissued shares that have not been  allocated  to a Series or Class,  and to fix or alter all terms thereof,  to the full extent provided by the Articles of Incorporation of the Corporation.

     ELEVENTH: A description of the series and classes of shares,  including the
preferences,   conversion  and  other  rights,   voting  powers,   restrictions,
limitations  as to  dividends,  qualifications,  and  terms and  conditions  for redemption is set forth in the Articles of  Incorporation of the Corporation and
is not  changed by these  Articles  Supplementary,  except  with  respect to the creation and/or designation of the various Series.

     TWELFTH: The Board of Directors of the Corporation duly adopted resolutions dividing into Series and Classes the authorized capital stock of the Corporation and allocating shares to each as set forth in these Articles Supplementary.

     IN WITNESS WHEREOF,  AMERICAN  CENTURY MUTUAL FUNDS,  INC. has caused these
Articles  Supplementary  to be signed  and  acknowledged  in its name and on its behalf by its Vice President and attested to by its Assistant  Secretary on this
13th day of December, 2005.

ATTEST:                                  AMERICAN CENTURY MUTUAL FUNDS, INC.

/s/ Otis H. Cowan                        /s/ Charles A. Etherington
----------------------------------       --------------------------------------
Name:   Otis H. Cowan                    Name:   Charles A. Etherington
Title:  Assistant Secretary              Title:  Vice President

     THE UNDERSIGNED Vice President of AMERICAN CENTURY MUTUAL FUNDS,  INC., who
executed on behalf of said Corporation the foregoing  Articles  Supplementary to the Charter, of which this certificate is made a part, hereby  acknowledges,  in the  name  of  and  on  behalf  of  said  Corporation,  the  foregoing  Articles
Supplementary  to the Charter to be the corporate act of said  Corporation,  and further  certifies  that, to the best of his knowledge,  information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects under the penalties of perjury.

Dated:  December 13, 2005                /s/ Charles A. Etherington
                                         --------------------------------------
                                         Charles A. Etherington, Vice President